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AT&T Corp.

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AT&T's Transformation Story and Merger Review April 2005

Cautionary Language Concerning Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act. Forward-looking statements are statements that are not historical facts and are generally identified by the words "expects", "anticipates", "believes", "intends", "estimates" and similar expressions. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions, statements regarding the benefits of the business combination transaction involving AT&T and SBC, including future financial and operating results and the plans, objectives, expectations and intentions of the combined. Such statements are based upon the current beliefs and expectations of the managements of AT&T and SBC and are subject to significant risks and uncertainties (many of which are difficult to predict and are generally beyond the control of AT&T and SBC) that may cause actual results to differ materially from those set forth in, or implied by, the forward- looking statements. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule; the failure of AT&T shareholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in SBC's and AT&T's filings with the Securities and Exchange Commission ("SEC"), which are available at the SEC's Web site http://www.sec.gov. Other than as required by applicable law, AT&T disclaims any obligation to update and revise statements contained in this presentation based on new information or otherwise.

Additional Information In connection with the proposed transaction, on March 11, 2005, SBC Communications Inc. ("SBC") filed a registration statement (File no.: 333-123283), including a preliminary proxy statement of AT&T Corp., with the Securities and Exchange Commission (the "SEC"). Investors and AT&T shareholders are urged to read the registration statement, including the preliminary proxy statement, and other materials (including the definitive proxy statement) when they are available because they contain important information. Investors may obtain free copies of the registration statement and proxy statement, as well as other filings containing information about SBC and AT&T Corp., without charge, at the SEC's Internet site (http://www.sec.gov). These documents may also be obtained for free from SBC's Investor Relations web site (www.sbc.com/investor_relations) or by directing a request to SBC Communications Inc., Stockholder Services, 175 E. Houston, San Antonio, Texas 78205. AT&T Corp.'s filings may be accessed and downloaded for free at the AT&T Investor Relations Web Site (www.att.com/ir/sec) or by directing a request to AT&T Corp., Investor Relations, One AT&T Way, Bedminster, New Jersey 07921. SBC, AT&T Corp. and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from AT&T shareholders in respect of the proposed transaction. Information regarding SBC's directors and executive officers is available in SBC's proxy statement for its 2005 annual meeting of stockholders, dated March 11, 2005, and information regarding AT&T Corp.'s directors and executive officers is available in AT&T's preliminary proxy statement included in the registration statement. Additional information regarding the interests of such potential participants will be included in the registration and proxy statement and the other relevant documents filed with the SEC when they become available.

Why We Needed to Transform... IP technologies were fundamentally changing the way that businesses were managing their operations Wireless, e-mail, IP and other new technologies were siphoning off revenues from wireline voice services Prices were plummeting due to competition and overcapacity Regulatory reversals were changing the game Hype, fraud and overinvestment by some of our competitors were creating an industry meltdown We were not as customer-focused as we needed to be, our cost structure was too high, and our networks were disparate, unconnected and inefficient We knew we had to transform. It wasn't easy - but we did it.

Steps We've Taken to Transform... Invested billions in network upgrades, expansion and integration to migrate to global IP infrastructure Rechartered AT&T Labs to focus on delivering customer-relevant services - and aligned the Labs with network and customer care to improve customer experience Re-engineered the sales force to focus on selling solutions, rather than just products Simplified contracts and executed a competitive pricing strategy Exercised a prudent financial program to revamp our cost structure, drive cash flow and improve our balance sheet Flattened our organization structure to reduce layers of bureaucracy, speed decision-making and get employees closer to customers

Our Mission Today AT&T has become an enterprise-focused IP networking company Our primary focus is on delivering powerful networks, applications and capabilities to business customers worldwide We help customers reinvent themselves -- as we did -- so they can compete better globally It's about making our customers great

Helping customers through multiple layers of convergence FROM: TO: Products Technology Migration Networks Systems Next-Generation Voice and Data Networking Packetized Data and IP, VoIP Unified Networks, IP Core Multiple Manually Intensive Billing, Provisioning Systems Unified, Consolidated, Automated Systems Legacy Voice and Data Services Circuit-Switched Voice and Private Line Multiple, Legacy Transport Networks AT&T is Leading the Industry Through a Period of Profound Transformation

Building on the Momentum We're moving up to #1 in every category Most productive by ratio of revenue to employees Continuing to win business away from competitors Winning more in the burgeoning government market segment U.S. networking market segment expected to be $213B by 2007 including: Enterprise networking (including VPNs) at $25B Application networking expected at $24B Enterprise wireless at $49B, with average annual growth about 4% for voice and over 40% growth for wireless data These are big numbers, big opportunities, and we're positioned to seize them

Strategic Imperatives for 2005 AT&T Business Focus on Winning Every Opportunity Set New Industry Benchmarks for Cost Leadership and Cycle Time Make It Easier for Customers to Do Business with Us

Making Progress in the Marketplace

First-Quarter Sales Win Announcements

- Hyatt Hotels
- DIRECTV
- Northwest Savings Bank
- Unitor
- Metal Sales Manufacturing Corp.
- Tuthill Corp.
- Security Service Federal Credit Union
- Fireman's Fund Insurance
- Tech Data Corp.
- Siemens
- Konica Minolta
- American Home Patient
- BISYS
- The Weather Channel
- J.M. Huber Associates
- Tennessee Army National Guard
- Nacco Materials Handling Group
- Metavante … and many more

Recent Industry Awards

- Best Overall Performer – *Frost & Sullivan Asia-Pac Service Provider 2004 Award*
- Leader among U.S., Asia-Pacific and Global Network Service Providers – *Gartner Magic Quadrant*
- #1 Wholesale Services Provider – *Yankee Group*
- Market Leadership Award-AT&T Government Solutions – *Frost & Sullivan*
- Global Wholesale Excellence Award – *Atlantic ACM*
- Leader among N. American Web Hosting Providers – *Gartner Magic Quadrant*
- AT&T BusinessDirect® - *2005 CIO Enterprise Value Award, CIO Magazine*
- AT&T BusinessDirect Named Best Customer Portal – *Yankee Group*

Copyright© 2005 AT&T, All Rights Reserved.
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AT&T

Mission/Strategy ACS ACS serves millions of customers with traditional services such as LD, All-D, Worldnet, DSL No longer proactively marketing services due to regulatory reversal on local competition, but providing service to new customers who contact AT&T Focused on generating cash flow to help support AT&T's growth efforts Objective: Balance price and customer service levels with churn and brand image to preserve business value over time

The Next Phase in our Transformation.... AT&T / SBC Merger New Era. New Company.

Creates the industry's premier communications and networking company Accelerates AT&T's growth and transformation by combining our operational and financial advantages with those of SBC Provides additional financial strength and stability to accelerate our innovation and investment in the future of networking and communications Allows AT&T to continue providing the high-quality products and services our enterprise customers rely on - today and for many years to come On January 31, 2005, SBC announced its intention to acquire AT&T to create an industry leader for the 21st century: New Era. New Company.

State-of-the-art nationwide and global network Robust suite of enterprise products and services Strong high-end enterprise and government customer base Advanced capabilities in data and IP-based services Proven sales and service expertise for complex communications solutions Dense local access capabilities Extensive local broadband network - 5.1 million DSL lines Broad customer base in consumer, businesses of all sizes - 52 million local lines Cingular: nationwide wireless footprint and customer base - 49 million subscribers SBC AT&T Complementary Assets, Operational Strengths New Era. New Company.

Outstanding network reach - wireline and wireless Superior product and service offerings Strong brands and customer relationships Diversified revenue and customer base World-class sales, marketing and technical support capabilities Extensive global service platforms Deep technology know-how Experienced, proven management team Combined company will have significantly greater capabilities than either company has, or could develop, on its own: Strategic Profile New Era. New Company.

Create a premier, global provider with the capabilities to succeed in a new era of communications Accelerate expansion in growing enterprise market Help customers transition to new technologies, migrate advanced solutions and products from high-end to mass market Realize significant operating efficiencies available from next-generation technologies World- class networks Financial strength Best-in- class product portfolio Operational Strategy Post-Merger New Era. New Company.

Merger Update Web site - icon on InfoCenter Q&A Guidelines on SBC contact/communication Other news and archived information AT&T TODAY Special Editions on Merger Q&A Submit your questions through Merger Update Web site HR sessions on Change in Control Operational Questions - Ask your team leader Town Meetings and Webcasts Learn more about AT&T's reinvention in the Transformation booklets mailed to all employees Remember: It's early in the process and we don't have all the answers yet. We'll update you as information is available Merger-Related Communication New Era. New Company.

We have a business to run, customers to serve - that's our priority It's in our interest - bonus, salary - to deliver on AT&T's financial commitments in 2005 When in doubt, ask about rules of the road - AT&T and SBC must operate as independent competitors and compete with one another until the merger closes Keep informed about merger, HR issues - take care of business, but take care of yourself, too Keep the pride in your work and in AT&T What You Can Do